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                                                                     EXHIBIT 3.1

                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                           WYNDHAM INTERNATIONAL, INC.


         Wyndham International, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

1. The name of the Corporation is Wyndham International, Inc. The date of the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was January 27, 1983 (the "Original Certificate of Incorporation"). The name under which the Corporation filed the Original Certificate of Incorporation was Bay Meadows Operating Company. An Amended and Restated Certificate of Incorporation (the "Second Certificate") was filed with the Secretary of State of the State of Delaware on July 1, 1997, pursuant to which, among other things, the name of the Corporation was changed to Patriot American Hospitality Operating Company. An Amended and Restated Certificate of Incorporation (the "Third Certificate") was filed with the Secretary of State of the State of Delaware on January 5, 1998, pursuant to which, among other things, the name of the Corporation was changed to Wyndham International, Inc.

2. This Restated Certificate of Incorporation (the "Certificate") amends, restates and integrates the provisions of the Third Certificate, was duly adopted by the Board of Directors of the Corporation in accordance with the provisions of Sections 242 and 245 of the Delaware General Corporation Law, as amended from time to time (the "DGCL"), and was duly adopted by the stockholders of the Corporation in accordance with the applicable provisions of Sections 242 and 245 of the DGCL.

3. Upon the filing of this Restated Certificate of Incorporation, each share of Common Stock, par value $0.01 per share, of the Corporation shall be reclassified and without any further action by the Corporation or any stockholder shall become one share of Class A Common Stock, par value $0.01 per share, of the Corporation (the "Class A Common Stock").

4. The text of the Third Certificate is hereby amended and restated in its entirety to provide as herein set forth in full.

                                       I.

                                      NAME

         The name of the corporation is Wyndham International, Inc.


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                                       II.

                                    PURPOSES

         The nature of business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act for which corporations may be organized under the DGCL.

                                      III.

                                REGISTERED OFFICE

         The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                       IV.

                                  CAPITAL STOCK

         The Corporation shall have the authority to issue 750,000,000 shares of Class A Common Stock, 750,000,000 shares of Class B common stock, par value $.0l per share (the "Class B Common Stock"), and 150,000,000 shares of preferred stock, par value $.0l per share (the "Preferred Stock"). The Class A Common Stock and Class B Common Stock are herein referred to collectively as the "Common Stock." Except as otherwise provided herein, all shares of Class A Common Stock and Class B Common Stock will be identical and will entitle the holders thereof to the same rights and privileges. The rights, preferences, voting powers and the qualifications, limitations and restrictions of the authorized stock shall be as follows:

         A.       COMMON STOCK.

                  1. VOTING RIGHTS. Except as provided in Article V below, (i) each share of Common Stock shall be entitled to one vote on all matters submitted to a vote at any meeting of stockholders and (ii) the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation (or, if any holders of shares of Preferred Stock are entitled to vote together with the holders of Common Stock on any matter, as a single class with such holders of Preferred Stock on such matter).

                  2. DIVIDEND RIGHTS. Subject to the rights of holders of Preferred Stock and subject to any other provisions of this Certificate or any amendment hereto, holders of Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation as may be declared thereon by the Board of Directors from time to time. The holders of the Class A Common Stock and the Class B Common Stock will be entitled to receive, to the extent permitted by law, and to share equally and ratably, share for share, such


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dividends as may declared from time to time by the Board of Directors, whether payable in cash, property or securities of the Corporation; provided, however, that if the dividends that are declared are payable in shares of Class A Common Stock or Class B Common Stock, such dividends will be declared at the same rate on each class of stock, and the dividends payable to holders of Class A Common Stock will be paid in Class A Common Stock and the dividends payable to holders of Class B Common Stock will be paid in Class B Common Stock.

                  3. LIQUIDATION RIGHTS. In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or other winding up of the Corporation, after distribution in full of preferential amounts, if any, to be distributed to the holders of shares of Preferred Stock or any other class or series of stock having a preference as to liquidating distributions over the Class A Common Stock and the Class B Common Stock, the holders of the Class A Common Stock and the Class B Common Stock shall be entitled to share equally and ratably, share for share, in all of the remaining assets of the Corporation, of whatever kind available for distribution to stockholders. A consolidation or merger of the Corporation with or into any other corporation or corporations shall not be deemed to be a liquidation, dissolution or winding-up of the Corporation as those terms are used in this Section.

                  4. ACTION WITHOUT A MEETING. Except as provided in the Certificate of Designation governing the Series B Preferred Stock and except for actions of the Series B Preferred Stock and the Class B Common Stock voting together in connection with the election or removal of directors pursuant to
Article V below, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and the ability of the stockholders to consent in writing is hereby specifically denied.

                  5. VOLUNTARY CONVERSION INTO CLASS A COMMON STOCK. From and after the Voting Restriction Termination Date, each share of Class B Common Stock shall be convertible, at the option of the holder thereof, into one fully paid and non-assessable share of Class A Common Stock. In addition, as to any particular Investor, all but not less than all shares of Class B Common Stock beneficially owned by such Investor shall be convertible, at the option of such Investor, into the same number of fully paid and non-assessable shares of Class A Common Stock, provided that at the time of conversion such Investor shall not beneficially own any shares of Series B Preferred Stock, shall not have any agreement or understanding with the other Investors as to the voting of their shares of Preferred Stock or Common Stock, and shall so notify the Corporation in writing. The holder of any shares of Class B Common Stock may exercise its right to convert such shares into shares of Class A Common Stock by surrendering for such purpose to the Corporation, at its principal office or at such other office or agency maintained by the Corporation for that purpose, a certificate or certificates representing the shares of Class B Common Stock to be converted duly endorsed to the Corporation in blank accompanied by a written notice stating that such holder elects to convert all or, if permitted by Section IV(A)(5), a specified whole number of such shares in accordance with the provisions of this Section IV(A)(5). The Corporation will pay any and all documentary, stamp or similar issue or transfer


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tax and any other taxes that may be payable in respect of any issue or delivery of shares of Class A Common Stock on conversion of Class B Preferred Stock pursuant hereto. As promptly as practicable, and in any event within three Business Days after the surrender of such certificate or certificates and the receipt of such notice relating thereto and, if applicable, payment of all transfer taxes (or the demonstration to the satisfaction of the Corporation that such taxes are inapplicable), the Corporation shall deliver or cause to be delivered (i) certificates registered in the name of such holder representing the number of validly issued, fully paid and nonassessable full shares of Class A Common Stock to which the holder of shares of Class B Common Stock so converted shall be entitled and (ii) if less than the full number of shares of Class B Common Stock evidenced by the surrendered certificate or certificates are being converted, a new certificate or certificates, of like tenor, for the number of shares evidenced by such surrendered certificate or certificates less the number of shares converted. Such conversion shall be deemed to have been made at the close of business on the date of receipt of such notice and of such surrender of the certificate or certificates representing the shares of Class B Common Stock to be converted so that the rights of the holder thereof as to the shares being converted shall cease except for the right to receive shares of Class A Common Stock, and the person entitled to receive the shares of Class A Common Stock shall be treated for all purposes as having become the record holder of such shares of Class A Common Stock at such time.

                  6. AUTOMATIC CONVERSION OF CLASS B COMMON STOCK. Each share of Class B Common Stock shall automatically be converted into one fully paid and non-assessable share of Class A Common Stock upon the sale or other transfer, by operation of law or otherwise, of such share of Class B Common Stock to any individual or entity other than an Investor (as defined in Article V below). Any conversion pursuant to this Section IV(A)(6) shall be deemed to have been effected at the time the transfer occurred (the "Conversion Time"). At the Conversion Time, the certificate or certificates that represented immediately prior thereto the shares of Class B Common Stock which were so converted (the "Converted Class B Common Stock") shall, automatically and without further action, represent the same number of shares of Class A Common Stock. Holders of Converted Class B Common Stock shall deliver their certificates, duly endorsed in blank or accompanied by proper instruments of transfer, to the principal office of the Corporation or the office of any transfer agent for shares of the Class B Common Stock, together with a written notice setting out the name or names and denominations in which the certificate or certificates representing such shares are to be issued and including instructions for delivery thereof. Upon such delivery, the Corporation or its transfer agent shall promptly issue and deliver a certificate or certificates representing the number of shares of Class A Common Stock to which such holder of shares of Class B Common Stock is entitled by reason of such conversion, and shall cause such shares of Class A Common Stock to be registered in the name of such holder. The person entitled to receive shares of Class A Common Stock issuable upon conversion shall be treated for all purposes as the record holder of such shares of Class B Common Stock at and as of the Conversion Time, and the rights of such person as a holder shares of Class B Common Stock that have been converted shall cease and terminate at and as of the Conversion Time. In the event of any proposed transfer to an entity other than an Investor, the transferring Investor shall notify the Corporation of the date of the proposed transfer at least

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three Business Days prior thereto, the number of shares of Class B Common Stock to be so transferred and the identity of the transferee.

                  7. AUTOMATIC TERMINATION OF SEPARATE CLASSES OF COMMON STOCK. At such time as there shall be no remaining outstanding shares of Series B Preferred Stock or Class B Common Stock, the Class B Common Stock shall no longer be an authorized class of Common Stock and the Class A Common Stock shall be redenominated as the "Common Stock."

         B. PREFERRED STOCK. The Preferred Stock may be issued from time to time in one or more series, with such distinctive designations, rights and preferences as shall be stated and expressed herein or in the resolution or resolutions providing for the issue of shares of a particular series, and in such resolution or resolutions providing for the issue of shares of such series, the Board of Directors, or any duly authorized committee thereof, is expressly authorized to fix or establish the basis for determining:

                  1. The annual or other periodic dividend rate for such series, the dividend payment dates, the date from which dividends on all shares of such series issued shall be cumulative, and the extent of participation rights, if any;

                  2. The redemption price or prices, if any, for such series and other terms and conditions on which such series may be retired and redeemed;

                  3. The obligation, if any, of the Corporation to purchase and retire or redeem shares of such series as a sinking fund or otherwise, and the terms and conditions of any such redemption;

                  4. The designation and maximum number of shares of such series issuable;

                  5. The right to vote, if any, with holders of shares of any other class or series, either generally or as a condition to specified corporate action;

                  6. The amount payable upon shares in the event of involuntary liquidation;

                  7. The amount payable upon shares in the event of voluntary liquidation;

                  8. The rights, if any, of the holders of shares of such series to convert such shares into other classes of stock of the Corporation, or to exchange such shares for other securities or assets, and the terms and conditions of any such conversion or exchange;

                  9. The preemptive or preferential right to purchase or subscribe to any shares of any class or series of capital stock of the Corporation; and


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                  10. Such other rights as may be specified by the Board of
Directors and not prohibited by law.

         C. PREEMPTIVE RIGHTS. Other than as specifically authorized in the certificate of designation establishing the terms of a series of Preferred Stock or in an agreement approved by the Board of Directors, holders of shares of any class or series of capital stock shall not be entitled to any preemptive or preferential right to purchase or subscribe to (i) any shares of any class or series of capital stock of the Corporation, whether now or hereafter authorized,
(ii) any warrants, rights or options to purchase any such capital stock or (iii) any obligations convertible into any such capital stock or into warrants, rights or options to purchase any such capital stock.

         D. AMBIGUITY. In the case of an ambiguity in the application of the provisions of this Article IV, the Board of Directors shall have the power to determine the application of the provisions of this Article IV with respect to any situation based on the facts known to it.

         E. SEVERABILITY. Each provision of this Article IV shall be severable and an adverse determination as to any such provision shall in no way affect the validity of any other provision.

                                       V.

                                    DIRECTORS

         A. DEFINED TERMS. The following defined terms shall have the meaning specified below:

                  1. "Class A Director Nominating Committee" shall mean a committee of the Board of Directors which consists of each of the Class C Directors then in office and the same number (but not less than one) of Class A Directors then in office (who shall be selected by a majority vote of the Class A Directors then in office) for the purpose of nominating the Corporation's nominees as Class A Directors.

                  2. "Class A Directors" shall mean those persons elected as the initial Class A Directors pursuant to the Purchase Agreement and such other persons elected as Class A Directors to the Board of Directors pursuant to
Section V(E) or Section V(H). The Corporation's nominees to be elected as Class A Directors at any meeting of the Corporation's stockholders shall be selected by the Class A Director Nominating Committee.

                  3. "Class B Directors" shall mean those persons elected as the initial Class B Directors as contemplated by the Purchase Agreement and such other persons as are elected as Class B Directors pursuant to Section V(E) or
Section V(H). The Corporation's nominees to be elected as Class B Directors at any meeting of the Corporation's stockholders shall be selected by a nomination committee composed solely of the Class B Directors then in office.


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


                  4. "Class C Directors" shall mean those persons elected as the initial Class C Directors as contemplated by the Purchase Agreement and such other persons as are elected to the Board of Directors as Class C Directors pursuant to Section V(E) or Section V(H), which directors shall not be employed by any of the Class A Directors or the Class B Directors or be employed by the employers or affiliates of any of the Class A Directors or the Class B Directors, or have any economic relationship requiring disclosure under the Exchange Act with any of the Class A Directors or the Class B Directors or the employers or affiliates of any of the Class A Directors or the Class B Directors. The Corporation's nominees to be elected as Class C Directors at any meeting of the Corporation's stockholders shall be selected by a nomination committee composed solely of the Class C Directors then in office.

                  5. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  6. "Investors" shall mean, collectively, Apollo Real Estate Investment Fund III, L.P., Apollo Investment Fund IV, L.P., Thomas H. Lee Equity Fund IV, L.P., Thomas H. Lee Foreign Fund IV, L.P., Thomas H. Lee Charitable Investment L.P., THL-CCI Limited Partnership, Beacon Private Equity, Inc., Beacon Capital Partners, L.P. and Strategic Real Estate Investments I, L.L.C., together with each of their Permitted Assignees and Permitted Third Party Transferees (as each such term is defined in the Purchase Agreement), and all of their respective successors by operation of law.

                  7. "Purchase Agreement" shall mean the Securities Purchase Agreement, dated as of February 18, 1999, which provides, among other things, for the issuance of the Series B Preferred Stock.

                  8. "Voting Restriction Termination Date" shall mean the date that is the earlier to occur of such time as (a) the Investors shall beneficially own (as defined in Section 13(d) of the Exchange Act and the rules thereunder) no shares of Series B Preferred Stock and less than 20% of the then outstanding Common Stock or (b) any of the Series B Preferred Stock shall have been called for redemption pursuant to the second sentence of Section 5(a) of the Certificate of Designation governing the Series B Preferred Stock, provided that at such time the Investors do not have any agreement or understanding among them as to the mandatory voting of their shares of Preferred Stock or Common Stock other than with respect to the election and removal of directors or the selection or allocation of the Class B Directors.

         B. GENERAL POWERS. Except as otherwise expressly provided in this Certificate, the property, affairs and business of the Corporation shall be managed under the direction of the Board of Directors and, except as otherwise expressly provided by law, the By-Laws or this Certificate, all of the powers of the Corporation shall be vested in such Board.

         C. NUMBER OF DIRECTORS. The number of directors of the Corporation shall be fixed initially at 19 and shall be subject to reduction as provided in
Section V(D), shall be subject to


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increase as provided in the terms of any Preferred Stock issued by the
Corporation and shall be subject to adjustment as otherwise may be determined by unanimous approval of the Board of Directors then in office.

         D. REDUCTION IN NUMBER OF CLASS B DIRECTORS. Notwithstanding the foregoing, if: at any time (i) the Investors beneficially own shares of Common Stock (including shares of Common Stock issuable upon conversion of securities convertible, exchangeable or exercisable for shares of Common Stock) representing less than 50% and at least 43.33% of the shares of Common Stock issuable upon conversion of securities originally issued to the Investors, the number of Class B Directors will be reduced to seven Class B Directors; (ii) the Investors beneficially own shares of Common Stock (including shares of Common Stock issuable upon conversion of securities convertible, exchangeable or exercisable for shares of Common Stock) representing less than 43.33% and at least 36.66% of Common Stock issuable upon conversion of securities originally issued to the Investors, the number of Class B Directors will be reduced to six Class B Directors; (iii) the Investors beneficially own shares of Common Stock (including shares of Common Stock issuable upon conversion of securities convertible, exchangeable or exercisable for shares of Common Stock) representing less than 36.66% and at least 30.00% of the Common Stock issuable upon conversion of the securities originally issued to the Investors, the number of Class B Directors will be reduced to five Class B Directors; (iv) the Investors beneficially own shares of Common Stock (including shares of Common Stock issuable upon conversion of securities convertible, exchangeable or exercisable for shares of Common Stock) representing less than 30.00% and at least 23.33% of the Common Stock issuable upon conver sion of the securities originally issued to the Investors, the number of Class B Directors will be reduced to four Class B Directors; (v) the Investors beneficially own shares of Common Stock (including shares of Common Stock issuable upon conversion of securities convertible, ex changeable or exercisable for shares of Common Stock) representing less than 23.33% and at least 16.66% of the Common Stock issuable upon conversion of the securities originally issued to the Investors, the number of Class B Directors will be reduced to three Class B Directors; (vi) the Investors beneficially own shares of Common Stock (including shares of Common Stock issuable upon conversion of securities convertible, exchangeable or exercisable for shares of Common Stock) representing less than 16.66% and at least 10.00% of the Common Stock issuable upon conversion of the securities originally issued to the Investors, the number of Class B Directors will be reduced to two Class B Directors; and (vii) the Investors beneficially own shares of Common Stock (including shares of Common Stock issuable upon conversion of securities convertible, exchangeable or exercisable for shares of Common Stock) representing less than 10.00% of the Common Stock issuable upon conversion of the securities originally issued to the Investors, the number of Class B Directors will be reduced to zero Class B Directors. Any reduction in the number of Class B Directors will reduce the number of total directors by the same amount. A director need not be a stockholder of the Corporation. Within ten business days after a transfer of shares of Common Stock (or securities convertible, exchangeable or exercisable for Common Stock) of the Corporation by any of the Investors to a person other than another Investor, the transferring Investor will provide written notice of such transfer to the Corporation, which notice shall state the identity of the transferee, the date of the


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transfer, the number of shares transferred and the nature of any relationship between the transferring Investor and the transferee; PROVIDED, that in the event of such a transfer that would cause the number of Class B Directors to be reduced in accordance with the foregoing schedule, neither such transfer nor subsequent such transfers shall become effective unless and until such time as the number of Class B Directors then in office shall be reduced in accordance with the foregoing schedule, whether by resignation or otherwise.

         E.       ELECTION OF DIRECTORS

                  1. CLASS A DIRECTORS. Prior to each annual meeting of stockholders, the Corporation's nominees for Class A Directors shall be nominated by the Class A Director Nominating Committee. The Class A Directors shall be elected (a) at all times prior to the Voting Restriction Termination Date, by the holders of a plurality of the votes represented by the shares of Class A Common Stock present in person or represented by proxy at such meeting and entitled to vote on the election of Class A Directors and (b) at all times from and after the Voting Restriction Termination Date, by the holders of a plurality of the votes represented by the shares of the Class A Common Stock, the Class B Common Stock and the Series B Preferred Stock, voting together as a single class, present in person or represented by proxy at such meeting and entitled to vote on the election of Class A Directors. Until the Classified Board Sunset Date, each Class A Director so elected shall at the time of such election be designated as a Class A-I Director, a Class A-II Director or a Class A-III Director and shall hold office for a term expiring at the annual meeting of stockholders determined as set forth in Section V(E)(4),

                  2. CLASS B DIRECTORS. Prior to each annual meeting of stockholders, the Corporation's nominees for Class B Directors shall be nominated by a majority of the Class B Directors then in office. The Class B Directors shall be elected by the vote of holders of a plurality of the votes represented by the shares of Series B Preferred Stock and Class B Common Stock, voting together as a single class, present in person or by proxy at such meeting and entitled to vote on the election of Class B Directors. Until the Classified Board Sunset Date, each Class B Director so elected shall at the time of such election be designated as a Class B-I Director, a Class B-II Director or a Class B-III Director and shall hold office for a term expiring at the annual meeting of stockholders determined as set forth in Section V(E)(4),

                  3. CLASS C DIRECTORS. Prior to each annual meeting of stockholders, the Corporation's nominees for the Class C Directors shall be nominated by vote of a majority of the Class C Directors then in office. The Class C Directors shall be elected by the vote of holders of a plurality of the votes represented by the shares of Class A Common Stock, Class B Common Stock and Series B Preferred Stock, voting together as a single class, present in person or represented by proxy at such meeting and entitled to vote on the election of Class C Directors; PROVIDED that until the Voting Restriction Termination Date, (i) in the event that the only persons nominated for election as a Class C Director are those nominated for election by the Corporation, if there shall be more votes against any person's election than in favor of such person's election, then such person shall not be elected to the Board of Directors and the position on the Board of

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Directors for which such person was nominated shall remain vacant, and (ii) in the event that there are persons nominated for election as a Class C Director in addition to those nominated for election by the Corporation, then all shares of the Series B Preferred Stock and of the Class B Common Stock, and all shares of Class A Common Stock held by Class A Directors or their affiliates voted at the meeting, shall be voted in proportion to the votes cast for such persons by other holders of the Class A Common Stock. Until the Classified Board Sunset Date, each Class C Director so elected shall at the time of such election be designated as a Class C-I Director, a Class C-II Director or a Class C-III Director and shall hold office for a term expiring at the annual meeting of stockholders determined as set forth in Section V(E)(4).

                  4. CLASSIFICATION BY TERM OF OFFICE. The Class A Directors shall be divided into three classes, designated Class A-I, Class A-II and Class A-III, with three Class A-I Directors, two Class A-II Directors and three Class A-III Directors. The Class B Directors shall be divided into three classes, designated Class B-I, Class B-II and Class B-III, with three Class B-1 Directors, two Class B-II Directors and three Class B-III Directors. The Class C Directors shall be divided into three classes, designated Class C-I, Class C-II and Class C-III, with one Class C-1 Director, one Class C-II Director and one Class C-III Director. The term of the initial Class A-I, Class B-I and Class
C-I Directors shall terminate on the date of the annual meeting of stockholders of the Corporation in 2000, the term of the initial Class A-II, Class B-II and Class C-II Directors shall terminate on the date of the annual meeting of stockholders of the Corpora tion in 2001 and the term of the initial Class A-III, Class B-III and Class C-III Directors shall terminate on the date of the annual meeting of stockholders of the Corporation in 2002. At the annual meeting of stockholders of the Corporation in 2000, successors to the Class A-I, Class B-I and Class C-I Directors whose terms expire at that annual meeting shall be elected for a three year term. At the annual meeting of stockholders of the Corporation in 2001, successors to the Class A-II, Class B-II and Class C-II Directors whose terms expire at that annual meeting shall be elected for a two year term. At each annual meeting of stockholders of the Corporation beginning in 2002, successors to the directors whose terms expire at that annual meeting shall be elected for a one year term. If the number of directors is changed, any increase or decrease shall be appor tioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional directors of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting of stockholders for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

         F. DIRECTORS ELECTED BY HOLDERS OF PREFERRED STOCK. Notwithstanding the foregoing, whenever, pursuant to the provisions of Article IV, the holders of any one or more series of Preferred Stock shall have the right, voting separately as a series or together with holders of other such series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate and any certificates of designation applicable thereto, and, other than the

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Class B Directors, such directors so elected shall not be divided into classes pursuant to Section C of this Article V.

         During any period when the holders of any series of Preferred Stock have the right to elect additional directors as provided for or fixed pursuant to the provisions of Article IV of this Certificate, then upon commencement and for the duration of the period during which such right continues: (a) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such specified number of directors, and the holders of such Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to said provisions and (b) each such additional director shall serve until such director's successor shall have been duly elected and qualified, or until such director's right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to such director's earlier death, disqualification, resignation or removal. Except as otherwise provided by the Board of Directors in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate and the total and authorized number of directors of the Corporation shall be reduced accordingly.

         G. REMOVAL OF DIRECTORS; QUALIFICATION. Subject to the rights, if any, of any class or series of stock to elect directors and to remove any director whom the holders of any such stock have the right to elect, any director (including persons elected by directors to fill vacancies in the Board of Directors) may be removed from office only by the affirmative vote of the holders of at least a majority of the votes represented by the shares then entitled to vote in the election of such director (with the Series B Preferred Stock and Class B Common Stock subject to the same limitations on voting as in the case of an election of directors). At least 30 days prior to any meeting of stockholders at which it is proposed that any director be removed from office, written notice of such proposed removal shall be sent to the director whose removal will be considered at the meeting.

         H. VACANCIES. Subject to the rights, if any, of the holders of any class or series of stock to elect directors and to fill vacancies in the Board of Directors relating thereto, any and all vacancies in the Board of Directors, however occurring, including, without limitation, by reason of an increase in the size of the Board of Directors, or the death, resignation, disqualification or removal of a director, shall be filled (i) in the case of the Class A Directors, either (A) by the nomination by the Class A Director Nominating Committee and election by the same stockholder


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vote as is required for the election of Class A Directors or (B) by the vote of a majority of all of the remaining Class A Directors then in office, (ii) in the case of the Class B Directors, either (A) by the nomination by a majority of the remaining Class B Directors and election by the same stockholder vote as is required for the election of Class B Directors or (B) by the vote of a majority of all of the remaining Class B Directors then in office, and (iii) in the case of the Class C Directors, either (A) by the nomination by a majority of the remaining Class C Directors and selection by the same stockholder action as is required for the election of Class C Directors or (B) by the unanimous vote of all the Class C directors then in office. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been duly elected and qualified or until such director's earlier resignation or removal. Subject to the rights, if any, of the holders of any series of Preferred Stock, when the number of directors is increased or decreased, the Board of Directors shall determine the class or classes to which the increased or decreased number of directors shall be apportioned; provided, however, that no decrease in the number of directors shall shorten the term of any incumbent director. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board of Directors until such vacancy is filled.

         I. POWER OF DIRECTORS. Any decision pursuant to the Shareholder Rights Agreement, dated as of June 29, 1999 between the Corporation and American Stock Transfer and Trust Company, a New York corporation, or any successor agreement thereto, made by a majority of a specified group or groups of directors which group or groups do not include all of the directors of the Corporation shall be valid notwithstanding the provisions of Section 141 of the DGCL.

                                       VI.

                             LIMITATION OF LIABILITY

                  No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or as such a member, except for liability (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL or (d) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended after the effective date of this Certificate to authorize corporate action further eliminat ing or limiting the personal liability of directors or the person or persons exercising or perform ing any of the powers or duties otherwise conferred or imposed upon directors of the Corpora tion, then the liability of the director of the Corporation or the person or persons exercising or performing any of the powers or duties otherwise conferred or imposed upon directors of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

         Any amendment or repeal of this Article VI by either (i) the stockholders of the Corpora tion or (ii) an amendment to the DGCL shall not adversely affect any right or protection existing at the time of such amendment or repeal with respect to any acts or omissions occurring before such amendment or repeal of a person serving as a director at the time of such amendment or repeal.


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                                      VII.

                                 INDEMNIFICATION

                  A. GENERAL RIGHT TO INDEMNIFICATION. The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connec tion with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The right to indemnification conferred by this Article VII shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this
Article VII to directors and officers of the Corporation. The rights to indemnification and to the advance of expenses conferred in this Article VII shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate of Incorporation, the Bylaws of the Corporation, any statute, agreement, vote of stockholders or disinterested directors or otherwise.

                  B. AMENDMENT OR REPEAL. So long as the Investors as holders of Series B Preferred Stock or Class B Common Stock are entitled to have at least two Class B Directors on the Board of Directors, this Article VII may only be amended or repealed with the affirmative vote of a majority of the Class B Directors. Further, any amendment or repeal of this Article VII by the stockholders of the Corporation shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Corporation existing at the time of such amendment or repeal with respect to any acts or omissions occurring prior to such amendment or repeal.

                                      VIII.

                               AMENDMENT OF BYLAWS

         A. AMENDMENT BY THE BOARD OF DIRECTORS. Except as otherwise provided by law or this Certificate, the Bylaws of the Corporation may be amended or repealed by the Board of Directors by the affirmative vote of a majority of the directors then in office.

         B. AMENDMENT BY THE STOCKHOLDERS. The Bylaws of the Corporation may be amended or repealed at any annual meeting of stockholders,

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or special meeting of stockholders called for such purpose, by the affirmative vote of the majority of the shares present in person or represented by proxy at such meeting and entitled to vote on such amendment or repeal, voting together as a single class.

                                       IX.

                    AMENDMENT OF CERTIFICATE OF INCORPORATION

         The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation in the manner now or hereafter prescribed in this Restated Certificate of Incorporation, the Corporation's Bylaws or as otherwise provided by law, and all rights herein conferred upon stockholders are granted subject to such reservation.


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         I, James D. Carreker, Chief Executive Officer of the Corporation, for
the purpose of amending and restating the Corporation's Certificate of Incorporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed on behalf of the Corporation this day of the 29th of June, 1999.




                                            ------------------------------------
                                            James D. Carreker
                                            Chief Executive Officer